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                                                                      EXHIBIT 23

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statements No. 333-29203 and No. 333-60909 of Core Molding on Form S-8 of our report dated March 7, 2003, appearing in the Annual Report on Form 10-K of Core Molding Technologies, Inc. for the year ended December 31, 2002.



Deloitte & Touche LLP
Columbus, Ohio
March 27, 2003